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                                                                    Exhibit (23)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 20, 2001, included in Owens Corning's annual report on Form 10-K for the year ended December 31, 2000, into Owens Corning's previously filed Registration Statements, File Nos. 33-9563, 33-9986, 33-9987, 33-18262, 33-20997, 33-27209, 33-31687, 33-48707, 33-57886, 33-60487,
333-09367,  333-24501,  333-47961,  333-48153,  333-76715, 333-76717, 333-76765,
333-40818 and 333-40824.






                                              ARTHUR ANDERSEN LLP



Toledo, Ohio
March 27, 2001